Exhibit 10.21
Execution Copy

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 14, 2018 (the “Second Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314, as collateral agent (in its individual capacity, “Oxford”; and in its capacity as collateral agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and PULMONX CORPORATION, a Delaware corporation with offices located at 700 Chesapeake Drive, Redwood City, CA 94063 (“Borrower”).
RECITALS
WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of August 28, 2014 (as amended, supplemented or otherwise modified from time to time, including, but without limitation, by that certain First Amendment to Loan and Security Agreement dated as of May 15, 2017, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Collateral Agent and the Lenders have agreed to amend certain provisions of the Loan Agreement as provided herein, but only to the extent, in accordance with the terms, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.2 (Term Loans). Section 2.2(c) of the Loan Agreement is amended and restated as follows:
“(c)Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, (iv) the First Amendment Fee, (v) the Second Amendment Fee, plus (vi) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).”
2.2Section 2.2 (Term Loans). Section 2.2(d) of the Loan Agreement is amended and restated as follows:
“(d)Permitted Prepayment of Term Loans. Borrower shall also have the option to prepay all or part of the Term Loans, at any time or at multiple times, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, (ii) prepays (if prepaying only a part of Term Loans) such part of the Term Loans in increments that are equal to Five Million Dollars ($5,000,000.00), and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective

Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans being prepaid plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment with respect to the portion of Term Loans being prepaid, (C) the applicable Prepayment Fee with respect to the portion of Term Loans being prepaid, (D) the First Amendment Fee, if applicable, (E) the Second Amendment Fee, if applicable, and (F) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan.”
2.3Section 2.5 (Fees). A new clause (g) is added to Section 2.5 of the Loan Agreement as follows:
“(f)Second Amendment Fee. The fully earned, non-refundable Second Amendment Fee, to be paid when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares.”
2.4Section 10 (Notices). Section 10 of the Loan Agreement is hereby amended by deleting the reference to the Cooley LLP and the corresponding address and contact information and replacing it with the following:
“Troutman Sanders LLP
401 Ninth Street, NW, Suite 1000
Washington, DC 20004-2134
Attn: Charles P. Charpentier
Fax: (202) 274-2994
Email: charles.charpentier@troutmansanders.com”
2.5Section 13 (Definitions). The following defined terms and their respective definitions are amended and restated in or added to Section 13.1 of the Loan Agreement as follows
“‘Amortization Date’ is June 1, 2019; provided, that, so long as no Event of Default has occurred, such date shall be extended to April 1, 2020, at the option of Borrower, upon Borrower’s written notification to Collateral Agent received on or before May 16, 2019 of Borrower’s election to extend such date.”
“‘Basic Rate’ is, with respect to a Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) eight and seventy-one hundredths of one percent (8.71%) and (ii) the sum of (a) the one (1) month U.S. LIBOR rate reported in the Wall Street Journal three (3) Business Days prior to the Funding Date of such Term Loan (which shall not, in any case, be less than one and eighty-five hundredths of one percent (1.85%), plus (b) six and eighty-six hundredths of one percent (6.86%).”
“‘Maturity Date’ is July 1, 2020; provided, that, so long as no Event of Default has occurred, such date shall be extended to May 1, 2021, at the option of Borrower, upon Borrower’s written notification to Collateral Agent received on or before May 16, 2019 of Borrower’s election to extend such date.”
“‘Obligations’ are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the First Amendment Fee, the Second Amendment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.”

2.6Section 13 (Definitions). The following terms and their definitions hereby are added or amended and restated in their entirety to Section 13.1 of the Loan Agreement as follows:
“‘Second Amendment Effective Date’ means May 14, 2018.”
“‘Second Amendment Fee’ is a fully earned, non-refundable modification fee (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due and payable on the earliest to occur of (a) the Maturity Date of a Term Loan, or (b) the acceleration of a Term Loan, or (c) the prepayment of Term Loans pursuant to Section 2.2(c) or (d), equal to Four Hundred Fifteen Thousand Dollars ($415,000.00); provided, that, if Borrower notifies Collateral Agent of its election to extend the Amortization Date, as provided hereunder, then the Second Amendment Fee shall be increased and shall be equal to Seven Hundred Ninety-Five Thousand Dollars ($795,000.00). For the avoidance of doubt, this Second Amendment Fee shall be in addition to the First Amendment Fee due hereunder”
3.Limitation of Amendment.
3.1The amendments set forth in Sections 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Collateral Agent or any Lender or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Collateral Agent and the Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Reaffirmation of Grant of Security Interest. Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Loan Agreement with respect to the Collateral (as amended through the Second Amendment Date) and hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, such part of the Collateral that was not pledged previously or in which security interest was not granted prior to the Second Amendment Date, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Furthermore, Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Amendment and/or the Loan Documents, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.
6.Release by Borrower.
6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and Lenders and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment or any of the Loan Documents solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
6.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)
6.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Amendment, and that Collateral Agent and Lenders would not have done so but for Collateral Agent and Lenders’ expectation that such release is valid and enforceable in all events.
6.5Borrower hereby represents and warrants to Collateral Agent and Lenders, and Collateral Agent and Lenders are relying thereon, as follows:
(a)Except as expressly stated in this Agreement, neither Collateral Agent, Lenders nor any agent, employee or representative of Collateral Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)The terms of this Amendment are contractual and not a mere recital.
(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Integration. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
10.Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and the Lenders, in form and substance satisfactory to Collateral Agent and each Lender, of such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation, the following: (i) this Amendment by each party hereto; (ii) a Corporate Borrowing Certificate, and (iii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first set forth above.

BORROWER:

PULMONX CORPORATION

By	/s/ Glen French
Name:	Glen French
Title:	President and CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]